Exhibit 21.1

Entity Name	State of Incorporation/Formation
Fortress Transportation and Infrastructure Investors LLC	Delaware
FTAI Aviation Holdco Ltd.	Cayman Islands
AirOpCo 1ASL Bermuda Ltd.	Bermuda
AirOpCo 1ET Bermuda Ltd.	Bermuda
AirOpCo 1JT Bermuda Ltd.	Bermuda
AirOpCo 2 UZ Ireland DAC	Ireland
AirOpCo I SD Ireland DAC	Ireland
AirOpCo II KO Ireland DAC	Ireland
AirOpCo II ME Ireland DAC	Ireland
Falcon MSN 177 LLC (50% ownership)	Delaware
FTAI AirOpCo UK Ltd.	England and Wales
FTAI Aviation Canada LLC	Delaware
FTAI Aviation Canada ULC	Canada
FTAI Aviation LLC	Delaware
FTAI Avion DAC	Ireland
FTAI CHR JV Holdings LLC	Delaware
FTAI Finance JV L.P.	Delaware
FTAI IES Pioneer Ltd.	Malaysia
FTAI Irish Finco DAC	Ireland
FTAI Italia DAC	Ireland
FTAI Ocean LLC	Marshall Islands
FTAI Ocean Pty Ltd.	Australia
FTAI Offshore Holdco LLC	Delaware
FTAI Offshore Holdings L.P.	Cayman Islands
FTAI Offshore Pte Ltd.	Singapore
FTAI Pioneer Malaysia Shareholder LLC	Delaware
FTAI Pioneer Marshall LLC	Marshall Islands
FTAI Pioneer MI LLC	Marshall Islands
FTAI Pioneer SDN Bhd	Malaysia
FTAI Pioneer Singapore Pte Ltd.	Singapore
FTAI Pride Chartering LLC	Marshall Islands
FTAI Pride Labuan Ltd.	Malaysia
FTAI Pride LLC	Marshall Islands
FTAI Pride Malaysia SDN BHD	Malaysia
FTAI Subsea 88 Ltd.	Bermuda
High Turbine Technologies LLC	Delaware
La Victoire Holdings Sarl	France
Quick Turn Engine Center LLC (Class B units 45%; surviving entity of merger with Ignite Holdings LLC)	Delaware
WWTAI AirOpCo 1 USA Sub LLC	Delaware
WWTAI AirOpCo 1Bermuda Ltd.	Bermuda
WWTAI AirOpCo 2 Bermuda Ltd.	Bermuda
WWTAI AirOpCo 2 USA LLC	Delaware
WWTAI AirOpCo 3 Bermuda Ltd.	Bermuda
WWTAI AirOpCo BPA Ireland Limited	Ireland
WWTAI AirOpCo I USA LLC	Delaware
WWTAI AirOpco II DAC	Ireland
WWTAI AirOpCo Malta Limited	Malta

Entity Name	State of Incorporation/Formation
WWTAI Aviation LLC	Delaware
WWTAI Finance Ltd.	Bermuda
WWTAI IES MT6015 Ltd.	Malaysia
WWTAI Offshore Co 1 Ltd.	Bermuda